Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The General Employment Enterprises, Inc. (“GEE”) unaudited pro forma condensed combined financial statements set forth below are based on the Company’s historical financial statements and the assumption that business combination between GEE, On-Site and DMCC & RFFG of Cleveland occurred as of October 1, 2009:

•
An unaudited pro forma balance sheet is not included in the following financial statements as the financial position of the Company as of December 31, 2010, which was disclosed in the Company’s 10Q filing, includes the acquired entities.

•
The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2010, combines the December 31, 2010 historical statement of operations for GEE, which includes three months of operations of On-Site and two months of operations of DMCC & RFFG of Cleveland and one month of the October 31, 2010 historical statement of operations for DMCC & RFFG of Cleveland; and

•
The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2010, combines the September 30, 2010 historical statement of operations for GEE, which includes four months of operation of On-Site and the September 30, 2010 historical statement of operations for DMCC & RFFG of Cleveland and eight months of the historical statements of operations for On-Site; and

•
The unaudited pro forma condensed combined financial statements are presented for informational purposes only, and are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period.  In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information; and

•	The unaudited pro forma condensed combined financial statements do not reflect any benefits from potential cost savings or expense synergies resulting from this business combination.

The acquisition of On-Site was treated as a purchase of a business for accounting purposes, and On-Site's assets acquired and liabilities assumed have been recorded at their fair value on the acquisition date of June 1, 2010.

In connection with the business combination, GEE acquired substantially all of On-Site's intangible assets, including its customer list for 1,476,015 shares of GEE common stock, valued at $487,000 based on the quoted market price of the GEE's common stock on the date of the closing of the transaction. In addition, the On-Site shareholder can receive additional consideration of up to $1,020,000 through a combination of cash and GEE's common stock if On-Site achieves certain revenue and earnings goals through 2014. The fair value of this contingent consideration has been initially assessed at zero, as it is not anticipated On-Site will meet the required financial performance targets. In the event the estimated fair value of this contingent consideration changes in future periods, the change in fair value will be recorded in the statement of operations.

Effective November 1, 2010, GEE and its wholly-owned subsidiary, Triad Personnel Services, Inc., entered into an asset purchase agreement, with DMCC Staffing, LLC, (“DMCC”), RFFG of Cleveland, LLC, (“RFFG of Cleveland”), and Thomas J. Bean (the “Asset Purchase Agreement”), for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland’s services business.

The assets purchased related to RFFG of Cleveland and DMCC constitute businesses and as such the acquisition of these assets was accounted for as a business combination.  The assets acquired and liabilities assumed have been recorded at their fair value on the acquisition date of November 1, 2010. Pursuant to the Asset Purchase Agreement, GEE will issue $2,400,000 in shares of its common stock (5,581,395 shares based on the December 30, 2010 closing date) to DMCC and RFFG of Cleveland upon receipt of (a) stockholder approval of the transaction and of an increase to GEE’s authorized common stock and (b) approval of an additional listing application by the NYSE Amex Stock Exchange.

In addition, commencing in 2011, if the aggregate EBITDA of the business acquired, including any management fees earned by GEE under the Management Agreement, meets certain targets (each, an “EBITDA Target”) over a four-year period ending December 31, 2014 (the “Earnout Period”), GEE will be required to make earn-out payments to DMCC and RFFG of Cleveland, each payable in three equal installments.   In the event that an EBITDA Target for a certain period is not met, the earn-out payment in respect of such period will be reduced proportionately.  The EBITDA Targets will be $300,000, $600,000, $900,000 and $1,200,000 for each of the three-, six-, nine- and twelve-month periods, respectively, in the fiscal year ending December 31, 2011, and earn-out payments will consist of quarterly payments of $150,000, payable in three equal monthly installments, if the relevant EBITDA Targets are met.  Starting in the fiscal year ending December 31, 2012, the EBITDA Targets will be adjusted annually to reflect the EBITDA for the twelve-month period ending on December 31st of the most recently completed fiscal year (each, an “Annual EBITDA Target”) and earn-out payments for the year will be adjusted to equal 50% of the relevant Annual EBITDA Target divided by four. At the end of each fiscal year during the Earn-out Period, if the aggregate EBITDA for the 12-month period then ended is greater than the Annual EBITDA Target for such year, GEE will pay to DMCC and RFFG of Cleveland the amount of such excess, 50% in cash and 50% in shares of common stock.  The estimated fair value of the earn-out to be paid under this agreement approximates $2,200,000.

In conjunction with the purchase agreement, effective November 1, 2010, GEE entered into a management agreement with RFFG, LLC (the previous parent company of RFFG of Cleveland and DMCC Staffing, LLC) to provide services to RFFG to operate its day-to-day business, including services related to accounting, sales, finance, workers compensation, benefits, physical locations, IT, and employees.

In consideration of the services provided under the management agreement, RFFG will pay the GEE approximately 6% of its gross revenues.  Gross revenues of RFFG are expected to approximate $18,000,000 on an annual basis, resulting in an expected management fee of approximately $1,000,000 per year.  GEE will need to add employees to provide the services required under the management agreement.

We have not completed a final assessment of the fair values of assets and liabilities of DMCC/RFFG of Cleveland. Accordingly, to the extent such assessments indicate different fair values as presented herein, such adjustments will be made but are not expected to be material.

Unaudited Pro Forma Condensed Combined Statements of Operations

Twelve months ended September 30, 2010
(In Thousands, Except Per Share Data)	GEE	DMCC/ RFFG of Cleveland	OnSite	Pro forma adjustments		Proforma

Net revenues:
Contract services	$9,020	$5,332	$8,736	$-		$23,088
Placement services	2,897	-	-	-		$2,897
Management Fees	-	-	-	1,041	a	$1,041
Net revenues	11,917	5,332	8,736	1,041		27,026

Operating expenses:
Cost of contract services	7,111	4,505	8,303	-		$19,919
Selling, general and administrative expenses	6,126	527	286	141		$7,080
Amortization of intangibles	191	-	132	581	b	$904
Goodwill impairment loss	-	-	280	(280	) c	$-
Total operating expenses	13,428	5,032	9,001	442		$27,903

Income (loss) from operations	(1,511)	300	(265)	599		(877)

Other income (loss)	(45)	(212)	(3)	6	d	$(254)

Net loss	(1,556)	88	(268)	605		(1,131)

Diluted loss per share	$(0.11)		$-	$-		$(0.06)
Weighted average common shares outstanding	13,874	0	-	7,057	e	20,437

See notes to unaudited pro forma condensed combined statement of operations.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)
To record the revenue and expenses for the services provided under the management agreement for RFFG's companies.  The estimated revenue , based on unaudited historical financial information, for the twelve months ending September 30, 2010 is $1,041 less estimated expenses for management labor and misc expense of $141 for a net of $900

(b)
To record amortization on identifiable intangibles in the 2010 Statement of Operations and eight months of amortization expense related to OnSite's and twelve months of amortization expense related to the DMCC/RFFG of Cleveland  identifiable intangible assets assuming the business combination occurred as of October 1, 2009.

(c)	To reverse impairment loss on pre-acquisition goodwill of OnSite

(d)	The adjustment for a change in the interest expense because a reduction in the interest rate

(e)	Represents shares of General Employment common stock to be issued as consideration to the seller of OnSite and DMCC and RFFG of Cleveland.

Unaudited Pro Forma Condensed Combined Statements of Operations

Three months ended December 31, 2010
(In Thousands, Except Per Share Data)	GEE		DMCC/ RFFG of Cleveland	Pro forma adjustments		Proforma

Net revenues:
Contract services	$4,887		$591	$-		$5,478
Placement services	923		-	-		$923
Management Fees	162			153	a	$315
Net revenues	5,972		591	153		6,716

Operating expenses:
Cost of contract services	4,115		503	-		$4,618
Selling, general and administrative expenses	1,735		44	12		$1,791
Amortization of intangibles	94		-	43	b	$137
Total operating expenses	5,944	-	547	55		$6,546

Income (loss) from operations	28	-	44	98		170

Other income (loss)	(13)		(3)	1	c	$(15)

Net loss	15	-	41	99		155

Diluted income per share	$0.00					$0.01
Weighted average common shares outstanding	14,921			5,581	d	20,441

See notes to unaudited pro forma condensed combined statement of operations.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)
To record the revenue and expenses for the services provided under the management agreement for RFFG's companies.  The estimated revenue, based on unaudited historical financial information, for the one month of October 31, 2010 is $ 153 less estimated expenses for management labor and misc expense of $12 for a net of $141

(b)
To record amortization on identifiable intangibles in the 2010 Statement of Operations and to record one month of amortization expense related to DMCC/RFFG of Cleveland identifiable intangible assets assuming the business combination occurred as of October 1, 2010.

(c)	The adjustment for a change in the interest expense because a reduction in the interest rate

(d)	Represents shares of General Employment common stock to be issued as consideration to the seller DMCC and RFFG of Cleveland